COMPANHIA DE SANEAMENTO BASICO DO ESTADO DE SAO PAULO
                            PUBLICLY-TRADED COMPANY
                     TAX ID (CNPJ) n(0) 43.776.517/0001-80
                       NIRE (NIRC) n(0) 35.3000.1683 -1
             SUBSCRIBED AND PAID-IN CAPITAL - R$ 3,403,688,565.23
                    MINUTES OF THE ANNUAL GENERAL MEETING,
                           HELD ON APRIL 25TH, 2003

DATE, TIME AND VENUE: On April 25th, 2003, at 3:00 PM at the Company Head office located at Rua Costa Carvalho, n(0) 300, Sao Paulo - SP. CALL FOR
MEETING: In accordance with the legislation, a notice published in the Official Gazette "Diario Oficial do Estado de Sao Paulo" and the newspaper "Folha de Sao Paulo", on three consecutive days: March 26th, 27th and 28th of 2003. ATTENDEES: Shareholders representing number superior to the lowest attendance determined by the legislation as evidenced by the signatures in the "Shareholders Attendance Book"; and also attended members of the Board of Directors, Fiscal Advisory Board and Independent Auditors. MEETING BOARD:
Chairman Gustavo de Sa e Silva and Secretary Maria Lucia dos Santos Tiballi. AGENDA - ANNUAL GENERAL MEETING: 1) House Administration Accounts and Financial Statements related to the 2002 term, in accordance with the Management Report, Balance Sheet and corresponding explanatory notes; 2) Appointment of members of the Board of Directors and both regular and alternate members of the Fiscal Advisory Board; 3) Other matters of interest to the Company. INFORMATION: The Annual General Meeting's agenda was reviewed by the State Economic Defense Council - "CODEC", as specified within the opinion n(0) 042/2003, of 04/22/2003 related to Proceeding S.F. n(0) 12091-131725/2003, which instructs the vote of the majority shareholder Fazenda do Estado de Sao Paulo. The minutes were drawn in the form of a summary, according to paragraph 1st of article 130 of the Law n(0) 6404/76. DISCUSSIONS AND DECISIONS: 1) House Administration Accounts and Financial Statements related to the 2002 term. This issue had a report from PricewaterhouseCoopers Independent Auditors and opinions from the Board of Directors and Fiscal Advisory Board. The General Meeting Chairman moved that the item in question be discussed. 2) Appointment of members of the Board of Directors. Shareholder Fazenda do Estado de Sao Paulo delegate appointed for a 01 (one) year term for members of the Board of Directors: MAURO GUILHERME JARDIM ARCE - Chaiman; FERNANDO CARVALHO BRAGA - Vice-Chaiman; FERNANDO MAIDA DALL'ACQUA; GUSTAVO SA E SILVA; ANDREA SANDRO CALABI; JOSE GUIMARAES MONFORTE; EDUARDO REFINETTI GUARDIA; MARIA HELENA GUIMARAES DE CASTRO. Through the minority shareholder Fundo Fator Sinergia - FIA (Synergy Factor) and Fundo Fator Sinergia II - FIA, according to article 239 of the Law n(0) 6404/76, ALEXANDER BIALER was appointed and accepted by the remaining minority shareholders thereby setting the Board of Directors as follows: Chairman:
Mauro Guilherme Jardim Arce, Brazilian citizen, married, electrical engineer, domiciled in this Capital at Rua Canario, n(0) 943, apartment 62, Moema, bearer of ID card (R.G.) n(0) 2550634 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 107894648-53; Vice-Chairman: Fernando Carvalho Braga, Brazilian citizen, judicially separated, economist, domiciled in this Capital at Rua Engenheiro Guimaraes Valadao, n(0) 277, Cidade Jardim, bearer of ID card (R.G.) n(0) 4911744 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 538987458-72; Members: Eduardo Refinetti Guardia, Brazilian citizen, married, economist, domiciled in this Capital at Rua Carlos Noberto Souza Aranha, 531, Alto de Pinheiros, bearer of ID card (R.G.) n(0) 11329884-5 and Tax Authority Enrollment Number (CPF) n(0) 088666638-40; Fernando Maida Dall' Acqua, Brazilian citizen, married, agricultural engineer, domiciled in this Capital at Rua Carlos Queiroz Telles, n(0) 81, apartment 131, Morumbi, bearer of ID card (R.G.) n(0) 4146438-2 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 655722978-87; Gustavo de Sa e Silva, Brazilian citizen, married, economist, domiciled in this Capital at Alameda Jau, n(0) 1817,


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apartment 11, Cerqueira Cesar, bearer of ID card (R.G.) n(0) 682763 SSP/SP and
Tax Authority Enrollment Number (CPF) 003325008-10; Andrea Sandro Calabi, Brazilian citizen, judicially separated, economist, domiciled in this Capital at Rua Tucuma, n(0) 217, apartment 241, Jardim Europa, bearer of ID card
(R.G.) n(0) 2763894 SSP/SP and Tax Authority Enrollment Number (CPF) 002107148-91; Jose Guimaraes Monforte, Brazilian citizen, married, economist, domiciled in this Capital at Rua Leopoldo Couto de Magalhaes Junior, n(0)
1400, apartment 1202, bearer of ID card (R.G.) n(0) 4127063 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 447507658-72; Maria Helena Guimaraes de Castro, Brazilian citizen, married, sociologist, domiciled in the city of Campinas, at Avenida Jose Bonifacio, n(0) 2461, Jardim Paineiras, bearer of ID card (R.G.) n(0) 3553090 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 059237468-83; and Alexander Bialer, Polish, married, mechanical engineer, domiciled in this Capital at Rua Monte Alegre, n(0) 649, apartment 101, Perdizes, bearer of ID card (R.G.) n(0) 3563319 SSP/SP, and Tax Authority Enrollment Number (CPF) n(0) 029379568-15. Appointment of regular and alternate members of the Fiscal Advisory Board. The Chairman allowed the present stockholders to appoint regular and alternate members to compose the Fiscal Advisory Board. Regarding this act, minority shareholders Fundo Fator Sinergia - FIA and Fundo Fator Sinergia II - FIA, according to the item "a" of the 4th paragraph in article 161 of the Law n(0) 6404/76, appointed the following names for regular and alternate members respectively of the Fiscal Advisory Board: JORGE MICHEL LEPELTIER and FLAVIO STAMM, with the approval of the other shareholders. Shareholder Fazenda do Estado de Sao Paulo delegate appointed the following names as regular members: ARTHUR CORREA DE MELLO
NETTO; DANIEL SONDER; FRANCISCO MARTINS ALTENFELDER SILVA and SANDRA LUCIA FERNANDES MARINHO; and, as alternate members: BRUNO BELLISSIMO NETTO, SANDRA MARIA GIANNELLA; VANILDO ROLANDO NEUBAUER and VOLNIR PONTES JUNIOR. Hereafter, the Company Fiscal Advisory Board becomes thus composed: Regular Members:
Arthur Correa de Mello Netto, Brazilian citizen, married, economist, domiciled in this Capital at Rua Conselheiro Moreira de Barros, 1661, apartment 54, bearer of ID card (R.G.) n.(0) 2305500 SSP/SP and Tax Authority Enrollment Number (CPF) n.(0) 049146008-20; Daniel Sonder, Brazilian citizen, single, economist, domiciled in this Capital at Rua Maria Adelaide F. Trindade, n(0) 52, bearer of ID card (R.G.) n(0) 24448000 and Tax Authority Enrollment Number
(CPF) n(0) 283092178-03; Francisco Martins Altenfelder Silva, Brazilian citizen, married, business administrator, domiciled in this Capital at Rua Aimbere, 374, apartment 72, bearer of ID card (R.G.) n(0) 4419384 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 203.882.418-53; Sandra Lucia Fernandes Marinho, Brazilian citizen, married, business administrator, domiciled in this Capital at Rua Freire Farto, n.(0) 58, bearer of ID card (R.G.) n.(0) 8061076-6 SSP/SP and Tax Authority Enrollment Number (CPF) n.(0) 667767168-20; and Jorge Michel Lepeltier, Brazilian citizen, judicially separated, economist, domiciled in Mairipora, Sao Paulo, at Rua Particular, s/n(0) (private street, no number), bearer of ID card (R.G.) n(0) 3.919.557 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 070190688-04. Alternate
Members: Bruno Bellissimo Netto, Brazilian citizen, married, accountant, domiciled in this Capital at Rua Dr. Joao Baptista de Lacerda, n.(0) 669, bearer of ID card (R.G.) n.(0) 2127789 SSP/SP and Tax Authority Enrollment Number (CPF) n.(0) 018879048-91; Sandra Maria Giannella, Brazilian citizen, married, economist and business administrator, domiciled in this Capital at Rua Joao Pizarro Gabizo, n.(0) 88, bearer of ID card (R.G.) n.(0) 8539613-8 SSP/SP and Tax Authority Enrollment Number (CPF) n.(0) 901.639.078-20; Vanildo Rolando Neubauer, Brazilian citizen, married, lawyer, domiciled in this Capital at Rua Alves Guimaraes, 689, apartment 13, bearer of ID card (R.G.) n(0) 6759053 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 603327868-20; Volnir Pontes Junior, Brazilian citizen, married, economist, domiciled in this Capital at Rua da Mooca, n.(0) 336, apartment 80, bearer of ID card (R.G.) n.(0) 16579075 SSP/SP and Tax Authority Enrollment Number (CPF) n.(0) 127600228-97; and Flavio Stamm, Brazilian citizen, married, business administrator, domiciled in this Capital at Rua Patapio Silva, n(0) 223, apartment 32, bearer of ID card (R.G.) n(0) 12317859 SSP/SP and Tax Authority Enrollment Number (CPF) n(0) 048.241.708-00. The elected Fiscal Advisory Board members shall hold office with due exercise of their functions until the next Annual General Meeting. In case of impossibility of any regular member's presence, the alternate shall thereby be summoned to take part in the deliberations of the meeting. All members of the Board of Directors and Fiscal Advisory Board shall adhere to requirements, impediments and proceedings anticipated in the Corporate Bill and other statutory resolution, including in that pursuant to the


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turning in of property statements. Remuneration of the executive officers, members of the Board of Directors and Fiscal Advisory Board members. Shareholder Fazenda do Estado de Sao Paulo delegate proposed and it was approved by majority of votes the establishment of the remuneration of the executive officers, members of the Board of Directors and Fiscal Advisory Board members in conformity with values and criteria determined by the CODEC, as well as a bonus payment "pro rata temporis" in December, as provided in article 4th of deliberation CODEC n.(0) 01/91, to the executive officers and to also include members of the Board of Directors and Fiscal Advisory Board members. Members of the Board of Directors will be entitled to a remuneration equals to 0.1 (one tenth) of the amount received by Sabesp's Chief Executive Officer, limited to 2 (two) sections per month as per article 7th of deliberation CODEC n.(0) 01/91. Fiscal Advisory Board members will be entitled to a remuneration equals to 0.1 (one tenth) of the weighted average amount received by Sabesp's executive officers, according to the values established by CODEC, limited to 1 (one) section of actual attendance. The remuneration of the executive officers must be adhered to sections 2 to 6 contained in the CODEC n.(0) 01/91 opinions, as well as deliberations in the CODEC official letter n.(0) 300 of June 5th, 1995, that establishes the remuneration at the following amounts: CEO - R$ 5,800.00; Vice-President Director - R$ 5,510.00; Executive Officers - R$ 5,220.00. Let it be stressed as a matter of importance that, should an executive officer hold overlapping positions, the said officer shall only be remunerated for one single position. OTHER ISSUES OF INTEREST FOR SABESP. No further points were discussed. Minority shareholders voted in accordance with appendage vote statements. Voting took place in the following manner: Daniel Alves Ferreira, bearer of ID card (R.G.) n(0) 10933833, representative of shareholders whose proxies were certified by the board and numbered as follows: 1: voted favorably to items 1 and 2, and unfavorably to item 3: and that of n(0) 2, whose votes were cast as abstaining from item 1, favorable to item 2 and unfavorable to item 3. Also present was Maria Aparecida Simionato, bearer of ID card (R.G.) n(0) 14036873 SSP/SP, representing the shareholder whose proxy was certified by the board and listed as n(0) 3, where she cast her vote as favorable to items 1, 2 and 3. Also present was Regiane Cardoso Cantarani, bearer of ID card (R.G.) n(0) 22.491.632.-4 SSP/SP, representative of shareholders whose proxies were certified by the board and listed with numbers 4 and 5, casting favorable votes for items 1 and 2 but abstaining from vote in item 3. CLOSING AND MINUTES SIGNATURE. As there was nothing else to be declared, the Chairman concluded the Annual General Meeting and the present minutes were drawn up, read, approved, and signed by the members and shareholders in attendance, who constitute the required majority for such deliberations. PRESENCE: Attendance were registered as follows: Mario Engler Pinto Junior, shareholder Fazenda do Estado de Sao Paulo delegate, Daniel Alves Ferreira, Maria Aparecida Simionato, Regiane Cardoso Cantarani, Carlos Eduardo Zarzur, Sergio Feijao Filho and Maria Lucia dos Santos Tiballi. Also present were Julio Cesar dos Santos, PricewaterhouseCoopers accountant, CPA (CRC) n.(0) 1 SP137878/O6, Francisco Martins Altenfelder Silva, Fiscal Advisory Board member, Gustavo de Sa e Silva, member of Sabesp's Board of Directors, Iassuo Hagy, Accounting Superintendent, and Carlos Eduardo Doria Chaves, Presidency Chief of Staff. FILED DOCUMENTS AT HEAD OFFICE: 15 (fifteen). I hereby certify that the present minutes is an accurate copy of the Minutes drawn up in the Book no. 4, of the registry of Sabesp's Meeting Minutes. Sao Paulo, April 25th, 2003. MARIA LUCIA DOS SANTOS TIBALLI, Secretary. JUSTICE AND CITIZENSHIP DEFENSE SECRETARY. BOARD OF TRADE OF THE STATE OF SAO PAULO.

I hereby certify the register under no. 105360/03-0, of May 29, 2003.

ROBERTO MUNERATTI FILHO
General Secretary